                               POWER OF ATTORNEY

     Know all by these present, that the undersigned does hereby constitute and appoint John M. Gherlein, John J. Harrington and Mark Tepsich, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange
Commission "SEC") in connection with the Ratner, Miller, Shafran Shareholders
Agreement among the undersigned and certain other parties, including specifically, but without limitation thereof, power of attorney to sign the undersigned's name to a Form ID, Schedule 13D or 13G and any amendments thereto, or a Form 144, Form 3, Form 4 or Form 5 and any amendments thereto, to be filed with the SEC in respect of the shares of capital stock of Forest City Realty
Trust, Inc., successor to Forest City Enterprises, Inc.; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof.

     Executed on this 6 day of January, 2016.

     /s/ Mark Ratner
     ---------------------------------
     Name: Mark Ratner

     Capacity: See Exhibit A

                                    Exhibit A

     i.) Individually.

     ii.) Trustee.

     Charles Ratner Trust Agreement dated December 5, 1983 FBO Kevin Ratner

     James Ratner Trust Agreement dated December 5, 1983 FBO Austin Ratner

     James Ratner Trust Agreement dated December 5, 1983 FBO Daniel G. Ratner

->   Mark Ratner Revocable Trust Agreement dated September 10, 1983

     iii.) Trust Advisor.

     Max Ratner 1988 Grandchildren's Trust Agreement dated December 21, 1988
     FBO Daniel E. Ratner

     Daniel E. Ratner 1994 Trust Agreement dated March 26, 1994

     Daniel E. Ratner 2011 Irrevocable Trust Agreement dated December 19, 2011
     FBO Leo Thiers Ratner

     Daniel E. Ratner 2011 Irrevocable Trust Agreement dated December 19, 2011
     FBO Aries Thiers Ratner

     Stacy Ratner 1994 Trust Agreement dated March 26, 1994, as amended and restated